UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    June 3, 2004



                           BIOPHAN TECHNOLOGIES, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)



           NEVADA                      0-26057             82-0507874
-----------------------------       -------------          ----------
(State or other jurisdiction         (Commission        (I.R.S. Employer
      of incorporation)              File Number)      Identification No.)



        150 LUCIUS GORDON DRIVE,  SUITE 215
              WEST HENRIETTA, NEW YORK                   14586
      ---------------------------------------          ---------
      (Address of principal executive offices)         (Zip code)



                                 (585) 214-2441
                           -------------------------
                        (Registrant's telephone number)

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                                      -2-

Item 2.

Effective June 3, 2004, the Company executed final agreements for the acquisition of a 51% ownership interest in TE Bio, LLC ("TE Bio"), a newly formed limited liability company that acquired an exclusive license to certain technology from Biomed Solutions, LLC ("Biomed"). TE Bio is also owned 46.5% by Biomed, a related company, and 2.5% by Stuart G. MacDonald, Vice-President of Research and Development for the Company.


The Payment Agreement (the "Agreement") provides for the investment in TE Bio of $300,000 per year for three years from the Company's working capital. In addition, the Company will provide certain administrative, marketing, and research and development services to TE Bio.

Because of the potential conflict of interest, only non-management members of the Board who are also independent of Biomed Solutions, LLC, negotiated the transaction with Biomed on behalf of Biophan and gave final approval for the acquisition.

Item 7. Financial Statements and Exhibits

      (a)and (b) Audited financial statements of TE Bio, along with pro forma financial statements of the Company after the acquisition will be filed by amendment of this Form 8-K within 60 days from the due date of this report.

      (c) Exhibits:


          99.1      Payment Agreement dated June 3, 2004 between
                      Biophan Technologies, Inc. and TE Bio,LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BIOPHAN TECHNOLOGIES, INC.
                                          --------------------------
                                                (Registrant)


Date  June 8, 2004                         /s/ Robert J. Wood
     --------------                       --------------------------
                                                (Signature)

                                          Robert J. Wood
                                          Vice President, CFO, and
                                            Treasurer
                                          (Principal Financial Officer)